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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the heading "Independent Accountants" in the Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-1A of the Fixed Income Shares ("FISH") Series R Fund. We also consent to the references to us under the heading "Independent Accountants" in the Fixed Income Shares ("FISH") Series R Fund Statement of Additional Information which is incorporated by reference in the Registration Statement.



/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
April 1, 2004